                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
February 16, 1996


                              ABS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                         0-9556                   34-0074580
(State or other                   (Commission               (IRS Employer
 jurisdiction of                   File No.)              Identification No.)
 incorporation)


Interstate Square I, Suite 300, Willoughby, Ohio  44094
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (216) 946-2274

                                           None
(Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership

         On February 16, 1996, the United States Bankruptcy Court for the Northern District of Ohio entered an order (the "Order") appointing Mr. Frederick Caruso as designated responsible party to operate Colfor, Inc. and Colmach, Inc., the operating subsidiaries of the registrant, ABS Industries, Inc., and directing certain other relief (Case Nos. 96-60306 and 96-60307). Although the registrant itself is not the subject of bankruptcy proceedings, Colfor, Inc. and Colmach, Inc. constitute substantially all of the assets and operations of the registrant.

         Pursuant to the Order, Mr. Caruso shall continue as President and Chief Executive Officer of Colfor, Inc. and Colmach, Inc. and shall have all the powers, authority and fiduciary obligations of a debtor in possession/chapter 11 trustee under the Bankruptcy Code.

         This summary of the Order is qualified in its entirety by reference to the attached Exhibit 99.1.


Item 5.  Other Events

         On February 19, 1996, Porter C. McKinnon resigned, effective immediately, from the board of directors of the registrant, leaving William J. McCarthy and David C. Dean as the remaining members of the registrant's board of directors.


Item 7.  Financial Statements and Exhibits

                 (c)      Exhibits.

                          99.1             Order of the United States
Bankruptcy Court for the Northern District of Ohio, dated February 16, 1996, with exhibit attached, appointing a designated responsible party to operate Colfor, Inc. and Colmach, Inc. and directing certain other relief.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 23, 1996

                                        ABS INDUSTRIES, INC.



                                        By:      /s/ William J. McCarthy
                                            --------------------------------
                                        Name:    William J. McCarthy
                                        Title:   President and
                                                 Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------

Number           Subject Matter
------           --------------

99.1 Order of the United States Bankruptcy Court for the Northern District of Ohio, dated February 16, 1996, with exhibit attached, appointing a designated responsible party to operate Colfor, Inc. and Colmach, Inc. and directing certain other relief.

                                  EXHIBIT 99.1



                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION


IN RE:                                             )
                                                   )     CASE NOS. 96-60306
COLFOR, INC.                                       )          AND  96-60307
AND                                                )
COLMACH, INC.,                                     )     CHAPTER 11
                                                   )
                  DEBTORS.                         )     JUDGE JAMES H. WILLIAMS
--------------------------                      ---


           ORDER APPOINTING A DESIGNATED RESPONSIBLE PARTY TO OPERATE THE DEBTORS' BUSINESSES AND DIRECTING CERTAIN OTHER RELIEF
           ----------------------------------------------------------

                 This matter is before the Court on the Motion of the Senior Lenders for Order Appointing a Chapter 11 Trustee (the "Motion") filed by National City Bank, Sanwa Business Credit Corporation and Fifth Third Bank (collectively, the "Senior Lenders") on February 13, 1996; the Court having reviewed the Motion and having heard the statements of counsel in respect of the settlement of the issues presented in the Motion (the "Settlement") that was completed at a hearing on the Motion held on February 15, 1996 (the "Hearing"); and the Court being fully advised in the premises;

                 THE COURT HEREBY FINDS AND CONCLUDES THAT:

                 A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Section Section 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2).
                 B. The Senior Lenders provided the best notice possible under the circumstances of the Motion and the Hearing. Given the effectuation of the Settlement at the Hearing, the notice of the

Settlement constituted the best possible notice under the circumstances.

                 C. At the Hearing, the Debtors, the Senior Lenders, the Customers (as such term is defined in the Motion), ABS Industries, Inc. ("ABS") and Mr. William J. McCarthy, all having been represented by counsel, agreed to the terms of the Settlement, which terms were read into the record at the Hearing and are set forth in this Order.

                 D. The Debtors consented to the entry of an order for relief in their chapter 11 cases on the record at the Hearing.

                 E.        There is just cause for the relief granted herein.

                 IT IS HEREBY ORDERED THAT:

                 I. Subject to further order of the Court, the Debtors shall be operated by a "designated responsible party" who shall be their current President and Chief Executive Officer, Mr. Frederick Caruso (the "Responsible Party"). The Responsible Party, as both a President and CEO of the Debtors, shall have all powers, authority and fiduciary obligations of a debtor in possession/chapter 11 trustee (such powers, authority and duties to include those granted under, without limitation, sections 1106, 1108 and 1109 of the Bankruptcy Code, 11 U.S.C. Section Section 101-1330 (the "Bankruptcy Code")). In connection with the operation of the businesses of the Debtors, and without limitation, the Responsible Party shall have full and exclusive power and authority to:

                          A. Employ, discharge and fix the compensation, salaries and wages for all managers, officers, directors, agents, employees and servants of the Debtors as he may deem necessary and advisable for the proper operation of the Debtors' businesses and the management, preservation and protection of their property consistent with past practices of the Debtors; PROVIDED, HOWEVER, that Mr. Caruso's salary and the salary or wages for any affiliate of Mr. Caruso's shall be subject to Court approval;
                          B. Pay and satisfy out of any funds now or hereafter coming into the Debtors' possession all claims for wages, salaries and compensation of all managers, agents, employees and servants for services rendered after the petition date;
                          C. Buy and sell merchandise, supplies, goods and other property necessary and essential for the Debtors' operations in the ordinary course and render services or manufacture goods for cash or on credit;
                          D. Purchase or otherwise acquire for cash or on credit such materials, equipment, machinery, supplies, services or other property as he may deem necessary and advisable in connection with the operation of the businesses and the management and preservation of the Debtors' property and pay for any such purchases made postpetition on credit when due;
                          E. Enter into any contracts incidental to the normal and usual operation of the Debtors' businesses and the management and preservation of their property;
                          F. Keep the property of the Debtors' estates insured in such manner and to such extent as he may deem necessary and advisable and pay such postpetition insurance premiums as may become due thereon;
                          G. Collect and receive all outstanding accounts, rents, issues, income, profits and credits due or to become due to the Debtors' estates and hold and retain all monies thus received;
                          H. Engage and pay professionals in accordance with sections 327 through 330 of the Bankruptcy Code and the related Federal Rules of Bankruptcy Procedure;
                          I. Pay and discharge out of any funds now or hereafter coming into the possession of the Debtors all postpetition taxes and similar charges lawfully incurred in the operation, preservation and maintenance of the Debtors' businesses;
                          J. Manage accounts receivable and accounts payable of the Debtors, pay all ordinary course postpetition liabilities and reconcile the Debtors' financial statements and bank accounts;
                          K.      Sign checks for and on behalf of the Debtors;
         and
                          L. Ensure that the Debtors comply with the United States trustee's chapter 11 operating requirements, including filing timely monthly operating reports.

                 II. Without limiting the foregoing, the Responsible Party shall be, and hereby is, specifically directed to: (a) forthwith engage an investment banker, subject to this Court's approval, to seek to effect the sale, pursuant to section 363 of the Bankruptcy Code, of all or substantially all of the Debtors' assets on or before April 21, 1996; and (b) file or cause to be filed with the Bankruptcy Court a motion and all related pleadings to effect the sale of all or substantially all of the Debtors' assets (an "Asset Sale Motion") by said date. The Responsible Party shall be, and hereby is, authorized to propose, negotiate, file and proceed to confirmation on a plan of reorganization for the Debtors.
                 III. There shall be established separate, independent boards of directors of the Debtors, the members of which boards shall be chosen by the Responsible Party and shall be subject to the approval of this Court. The members of these boards of directors shall not include any of the current members of, or any entity or person affiliated with, the board of directors of ABS.
                 IV. Neither Mr. McCarthy nor ABS shall have any control over or input into the operations of the Debtors or the operations and deliberations of the Debtors' new boards of directors. Neither Mr. McCarthy nor ABS shall have any control over or input into the sale process referred to in paragraph 2 above; PROVIDED, HOWEVER, that Mr. McCarthy and ABS shall have the rights of an interested party in these cases and those rights set forth in paragraph 5 below.
                 V. From the time that the Responsible Party files an Asset Sale Motion with the Bankruptcy Court until the hearing on such motion scheduled by the Bankruptcy Court (but in any event upon not less than 20 days' notice), Mr. McCarthy will not be prohibited from attempting to make a higher and better offer than that proposed in the Asset Sale Motion.
                 VI. The Senior Lenders agree to the contribution to ABS by the Debtors of $25,000 per month for a period of three months to be used for corporate salaries and other necessary expenses; PROVIDED, HOWEVER, that such sums shall under no circumstances be used to satisfy fees and expenses associated with the defense of the pending securities or any other lawsuits filed against ABS and/or Mr. McCarthy. ABS shall be, and hereby is, directed to deliver, within 10 days after the end of each calendar month that it receives such contributions from the Debtors, to the Senior Lenders, the United States trustee and any official committees appointed in the Debtors' chapter 11 cases an accounting of its use of any such contributions made pursuant to this paragraph 6.
                 VII. The Responsible Party shall be, and hereby is, directed to enter into the Accommodation and Forbearance Agreement and the Access and Security Agreement (collectively, the "Financing Agreements"), copies of which are attached hereto collectively as Exhibit A and are incorporated herein by reference, inasmuch as it is understood by the parties to the Settlement, as expressed on the record at the Hearing, that immediate execution of the foregoing agreements is necessary to continue essential funding of the Debtors' operations.
                 VIII. This Order hereby memorializes the Order issued by this Court at the Hearing (a) authorizing any immediate, interim use by the Debtors of cash collateral that may have occurred prior to the entry of this Order and (b) authorizing, on an interim basis, the Senior Lenders to advance funds to the Debtors prior to the entry of this Order, all in accordance with the terms of the Financing Agreements, pursuant to sections 363 and 364 of the Bankruptcy Code.
                 IX. Pending the entry of a final order authorizing the Debtors' use of cash collateral and approving postpetition financing arrangements and pursuant to sections 363 and 364 of the Bankruptcy Code, the Senior Lenders shall be, and hereby are, authorized on an interim basis to advance funds to the Debtors, and the Debtors shall be, and hereby are, authorized on an interim basis to utilize their cash collateral, all in accordance with the terms of the Financing Agreements. The reversal or modification on appeal of this Order or the failure to obtain a final order in respect of the Financing Agreements shall not affect the validity of any debt incurred by the Debtors under the Financing Agreements or any priority or lien granted in respect of such debt. Further, (a) any liens in collateral granted to the Senior Lenders prior to the petition date shall be unaffected by the entry of this Order, and
(b) the Senior Lenders shall be granted replacement liens on the same collateral and any such collateral created postpetition for any postpetition advances made to the Debtors under the terms of this Order.
                 X. The Responsible Party shall be, and hereby is, directed to file appropriate pleadings to seek this Court's final approval of the Financing Agreements on an expedited basis inasmuch as it is understood by the parties to the Settlement, as expressed on the record at the Hearing, that final Court approval of the foregoing agreements is necessary to continue essential funding of the Debtors' operations. Accordingly, there shall be a hearing (the "Financing Hearing") on the entry of a final order authorizing the Debtors' use of cash collateral and approving the postpetition financing arrangements to the extent provided for in the Financing Agreements on Friday, March 8, 1996, at 10:00 a.m. Service of this Order upon parties in interest shall constitute good and sufficient notice of the Financing Hearing under the circumstances.
                 XI. Nothing set forth in this Order shall be construed as authorizing or directing the Responsible Party to deviate from his fiduciary obligations or duties.
                 XII. The entry of this Order shall not affect the rights of parties in interest that were not present at the Hearing, or the right of the United States trustee or any official creditors' committees that may be appointed in these chapter 11 cases, to file an objection to the designation of the Responsible Party and the enumeration of his powers herein; PROVIDED, HOWEVER, that any such objection must be filed with the Court and served upon the parties in interest that made an appearance at the Hearing at least two business days prior to the Financing Hearing.

Dated:  February 16, 1996
                                              /s/ James H. Williams
                                              ------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT A
                                   ---------

                    ACCOMMODATION AND FORBEARANCE AGREEMENT
                    ---------------------------------------

         National City Bank, Fifth Third Bank, Sanwa Business Credit Corporation (collectively the "Lenders"), GKN Automotive, Inc. ("GKN"), Dana Corporation ("Dana"), Ford Motor Company ("Ford"), General Motors Corporation ("GM"), American Axle & Manufacturing ("AAM" or together with GKN, Dana, Ford and GM the "Customers" or a "Customer"), Colfor, Inc. ("Colfor") and Colmach, Inc. ("Colmach" or together with Colfor, the "Debtors") enter into this Agreement on February 16, 1996.
                                    RECITALS
                                    --------

         A. Pursuant to various purchase orders and/or supply contracts ("Purchase Orders") between Colfor or Colmach on the one hand, and the respective Customers, on the other hand, the Debtors are obligated to manufacture and supply the Customers with component parts called for by the Purchase Orders.
         B. The Lenders provide substantially all of the Debtors' working capital financing pursuant to various loan agreements between the Debtors and the Lenders (collectively, the "Loan Agreement").
         C. The Debtors have requested that the Customers and the Lenders provide certain financial accommodations to the Debtors.
         D. Subject to the terms of this Agreement, the Lenders and the Customers have agreed to provide certain financial accommodations to the Debtors.
         E. This Agreement is intended to replace (i) the Agreement Regarding Interim Financing dated January 11, 1996 between the
Lenders, the Customers and the Debtors' parent company, ABS Industries, Inc., as amended on January 18, 1996 (the "First

Amendment") and on January 22, 1996 (the "Second Amendment") (collectively, the "Interim Agreement") and (ii) the Term Sheet for Financing Colfor, Inc., and Colmach, Inc., dated January 26, 1996 (the "Term Sheet").
         BASED ON THE FOREGOING RECITALS (which are incorporated as representations and warranties of the parties) and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

         1. ACCOUNTS PAYABLE BALANCES. The Customers represent that their respective outstanding accounts payable for shipments made by the Debtors on or before January 21, 1996 are at least the following amounts net of payments made on or about January 12, 1996 which aggregated $2,000,000 (the "Minimum Balances"):
                 GM                        $ 1,637,880
                 Ford                      $ 767,411
                 Dana                      $ 1,123,896
                 GKN                       $ 1,247,430
                 AAM                       $ 460,885.45
         It is expressly understood that the Minimum Balances include certain amounts for shipments to the Customers during the period ending January 21, 1996, which the Debtors have represented were shipped to the Customers on or before January 21, 1996, but are not reflected on the Customers' books and records as of January 21, 1996; to the extent the subject shipments were not received, the Minimum Balances will be adjusted accordingly. To the extent not paid on or after January 31, 1996, each Customer agrees to pay its respective Minimum Balance (as adjusted as provided in the preceding sentence) without setoff or recoupment (except for

"Ordinary Course of Business Setoffs" as defined below) within 24 hours after the date of this Agreement.
         While the Customers agree that their accounts payable to the respective Debtors are no less than the Minimum Balances, it is possible that actual amounts owing as of January 21, 1996 (subject to the setoffs and deductions noted above) are greater (the "Actual Balances"). Accordingly, the Customers agree to use their best efforts in good faith to work with the Lenders and the Debtors to reconcile the Actual Balances with the Debtors' books and records and complete such reconciliation and pay (without setoff or recoupment except for Ordinary Course of Business Setoffs) the difference between the Actual Balances and the Minimum Balances no later than February 25, 1996. For purposes of this Agreement, "Ordinary Course of Business Setoffs" means setoffs and recoupments for ordinary course of business items such as defective or nonconforming products (including incidental damages up to $2,000 per week, per customer for inspection and sorting of goods), short shipments, arithmetic errors and the like but specifically excluding consequential or special damages, direct loans made by the Customers to the Debtors, guaranties of vendor shipments made by the Customers, direct purchase orders issued by the Customers to vendors or similar such transactions.
         2.      PAYMENT TERMS.   For shipments received after January 21,
1996, the Customers will accelerate payment of their respective accounts payable so that payment is made net 10 days (or a near equivalent) against BONA FIDE invoices.
         3.      SUSPENSION OF SETOFFS AND RECOUPMENTS.
                 A. For all accounts payable due Debtors for shipments made by the Debtors prior to the expiration of the Funding Period
(defined below), the Customers agree to waive any defenses, rights and claims for setoffs and/or recoupment other than Ordinary Course of Business Setoffs. Notwithstanding the foregoing sentence, the Customers do not waive any rights and claims for damages of any kind or nature against the Debtors arising out of contract, by operation of law or otherwise. The foregoing reservation of rights shall not be construed to grant the Customers any right of setoff exercisable against the Debtors (other than Ordinary Course of Business Set-Offs) which would allow the Customers to withhold payment of any BONA FIDE accounts payable due Debtors for shipments made by the Debtors prior to the expiration of the Funding Period, but instead, the reservation of rights set forth above shall operate only to preserve the Customers' rights to assert unsecured claims against the Debtors on account of such damages and claims, if any.
                 B. Subject to the agreements in paragraph 3A above, which are intended for the sole benefit of Lenders, the Customers expressly reserve and DO NOT waive any rights and interests, they may have against the Debtors. Further, subject to the terms of the Agreement, the Customers shall have all other rights they would have against Debtors but for this Agreement, including the right to assert affirmative claims, and the right to cancel or terminate the Purchase Orders in accordance with their respective terms and conditions. Notwithstanding the reservation of rights contained in the preceding sentence, the Customers shall not take any actions against the collateral granted to the Lenders under the Credit Agreement.
                 C. In the event Debtor(s) file a voluntary petition under any Chapter of the Bankruptcy Code or an involuntary petition is filed against Debtor(s), and the Bankruptcy Court authorizes Debtor(s) to use the pre-petition accounts receivable as cash collateral and Lenders are awarded replacement liens on future accounts receivable owing by the Customers ("Replacement Accounts"), the provisions of this paragraph 3 will apply to such Replacement Accounts. The Customers and the Debtors agree to the inclusion of a provision in a financing or cash collateral order to incorporate the terms and conditions of this paragraph 3.
         4.      LENDERS' FINANCING.
                 A. The Lenders will allow the Debtors' working capital loan to revolve based on the existing formulas and caps through April 21, 1996 (the "Funding Period"). All advances made by the Lenders to the Debtors will be subject to the terms and conditions of the Credit Agreement dated October 24, 1994, among Colfor, Inc., as borrower, the Lenders and National City Bank, as agent, and all related documents, which terms and conditions shall remain in full force and effect except as provided in this Agreement (the "Credit Agreement").
                 B. During the Funding Period and absent additional or further material default under the Credit Agreement or this Agreement, the Lenders agree not to stop funding or accelerate or foreclose based on defaults existing as of January 26, 1996. Further, during the Funding Period, the Lenders will not modify or amend the Loan Agreement if such amendments or modifications would materially affect this Agreement.
                 C. Notwithstanding anything to the contrary contained in this paragraph 4, the Lenders agree to make advances to the Debtors throughout the Funding Period that are out-of-formula under the Credit Agreement; provided that aggregate advances under the
Credit Agreement revolving loan do not exceed $20.5 million at any time. The Lenders will establish an out-of-formula borrowing base amount of $4.5 million (to be distributed in accordance with the budget attached to this Agreement as EXHIBIT 4C) as of January 19, 1996, based on accounts receivable and inventory generated by the Debtors on or after January 19, 1996, and further provided that outstanding aggregate advances made from and after the date hereof through the end of the Funding Period do not exceed $8.5 million at any time.
                 D. The Lenders will be entitled to receive all principal and interest payments due during the Funding Period on all loans that the Debtors may have with any or all of the Lenders.
         5.      INELIGIBLE ACCOUNTS.
                 Without acknowledging the validity of any "ineligible" (for Debtors' borrowing base purposes) Accounts, the Customers and the Debtors will use their best efforts to promptly determine the status of (and pay, if applicable), all "ineligible" Accounts.
         6.      CUSTOMER OWNED PROPERTY.
                 The Lenders agree to cooperate with the Customers and the Debtors to determine with precision (a) the tooling, gauges, dies, molds, assembly fixtures, checking fixtures, returnable dunnage and similar items (collectively, the "Customers' Property") that are being used by the Debtors but that are owned by a Customer, and (b) the inventory in the Debtors' possession that is owned by AAM. The Lenders and Customers acknowledge that the Debtors assert that Debtors own a property described in clause (a) of the immediately preceding sentence and that Customers own no such property; the Customers disagree with Debtors' assertions. No provision of this Agreement shall be construed as an admission by any party with respect to the ownership of such property or a waiver of any rights any party may have with respect to such property.
         7.      ACCESS.
                 The Debtors agree that the Customers and their respective agents and representatives shall have reasonable access to the Debtors' operations, books and records at any time during business hours, or outside of business hours upon reasonable request, for the purposes of monitoring the Debtors' compliance with the terms of this Agreement and any other agreements and contracts between the Debtors and the respective Customers; provided further, (a) the Debtors will not be required to divulge any trade secrets or proprietary information related to production processes, (b) the Customers shall not participate in the operation of the Debtors' business, and (c) if deemed appropriate by the Debtors, the Customers will only have access to the Debtors' manufacturing/production floor if accompanied by a representative of the Debtors. The foregoing is not intended to and shall not modify the Lenders' rights to access otherwise provided in the Credit Agreement.
         8.      CUSTOMER BUSINESS.
                 During the Funding Period, each Customer agrees not to materially reduce its dollar volume purchased from the Debtors (based on 100% of requirements, if applicable, or trailing 6 months average purchases or projected future monthly purchases). In all cases, the Customers' commitment in this paragraph is subject to market fluctuations and any outstanding spot-buy purchase orders that may not be extended or replaced. The agreements in this paragraph are also subject to the right of each Customer to (a) resource in the event of an actual or threatened supply deficiency
(which deficiency is material), and (b) resource reasonable quantities as necessary to qualify other sources of production to protect against supply deficiencies or interruptions. Further, during the Funding Period, unless the Debtors default on their obligations to a respective Customer or the Lenders cease funding in accordance with paragraph 4 above (in which event no advance notice of a re-sourcing or movement of Customer Property will be required), each Customer agrees to provide Lenders notice (the lesser of 30 days or the remaining days in the original Funding Period) of re-sourcing or tooling removal. Notwithstanding anything to the contrary contained in this paragraph, except for dunnage moved in the ordinary course of business, no Customer Property shall be removed from the Debtors' premises unless, prior to such removal, the applicable Customer, the applicable Debtor and the Lenders have agreed that such property is owned by the applicable Customer, or unless other arrangements satisfactory to the applicable Debtor and the Lenders are put in place to protect the Lenders and Debtors in the event the property in question is not owned by the respective Customer.
         9.      RESERVATION OF RIGHTS.
         Except to the extent expressly provided in this Agreement, (without limitation, as provided in paragraphs 1 and 3 above), the Customers reserve and do not waive any claims, rights and remedies that they individually may have against the Debtors in connection with any prior, existing or future defaults under the Purchase Orders and expressly reserve all such claims, rights and remedies they have under any Purchase Orders and otherwise applicable law.
         10.     RIGHT OF ACCESS
         The Lenders consent to the Debtors' grant to the Customers of the right to use and occupy the Debtors' premises and assets as provided in the Access and Security Agreement of even date (the "Access Agreement") being executed simultaneous with this Agreement and which is incorporated by reference. Simultaneous with the execution of this Agreement, the Lenders will formalize their consent to the Access Agreement by signing the Consent attached as Schedule 10A to the Access Agreement.
         11.     NO OBJECTION; COOPERATION.
         The Customers do not object to (a) delivery by ABS or the Debtors to the Lenders of their tax refunds, if any, or (b) the Lenders' and Debtors' agreement to retain an investment banker to effect a sale of the Debtors' assets as expeditiously as possible. The Customers agree to cooperate with the Lenders in identifying qualified prospective purchasers of the Debtors' assets.
         12.     CONTINUATION IN BANKRUPTCY.
         The Debtors, the Lenders and Customers agree that this Agreement will continue if a voluntary/involuntary bankruptcy is filed by or against either or both Debtors but only upon the entry of an appropriate financing order; provided that the Debtors, the Customers and the Lenders will submit to the bankruptcy court the form of a debtor in possession financing order that will include substantially similar terms and conditions as contained in this Agreement. It is acknowledged that a bankruptcy filing alone will not be a default under this Agreement.
         13.     GENERAL TERMS.
                 A. This Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof. This
Agreement may not be modified, altered or amended except by an agreement in writing signed by all parties.
                 B. The parties executing this Agreement as representatives warrant that they have the power and authority to execute this Agreement on behalf of the corporation or entity that they represent and that their signatures bind said corporations or entities to the terms of this Agreement.
                 C. The Debtors may not assign or transfer, directly or indirectly, any of their rights under this Agreement without the prior written consent of all the parties to this Agreement. Likewise, this Agreement is not intended for the benefit of any third parties, including, without limitation, other customers of the Debtors (other than affiliates of the respective Customers).
                 D. No delay or failure of the Customers or the Lenders to exercise any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of the Customers under the Purchase Orders are cumulative and are not exclusive of any rights or remedies which the Customers would otherwise have except as modified herein. Further, nothing in this Agreement is or shall be deemed to be, a waiver or abandonment of any rights or remedies of the Lenders under the Credit Agreement, each of which rights and remedies is specifically reserved. For purposes of this Agreement, time shall be of the essence.
                 E. Nothing in this Agreement shall be interpreted to appoint the Debtors or any agent, employee or representative of the Debtors, as the agent for the Customers or the Lenders for any purpose.
                 F. Should any provision of this Agreement be held invalid or unenforceable, the remainder of this Agreement will not be affected thereby.
                 G. The Debtors agree that they will not enter into any other arrangements or agreements that would in any way materially impair the Customers' or the Lenders' rights under this Agreement.
                 H. As to the Customers, this Agreement is intended to supplement and modify the terms and conditions of the respective Purchase Orders, which terms and conditions shall otherwise remain in full force and effect. To the extent that any term or provision in this Agreement is inconsistent with any term or condition of the respective Purchase Orders, the terms and conditions of this Agreement shall control.
                 I. The Debtors, for themselves and their successors and assigns, forever waive and release any claims of any kind, whether matured or unmatured, liquidated or unliquidated, known or unknown, that the Debtors may have and or may now have against the Lenders or the Customers for any action taken or omitted to be taken, or any representation made, by the Lenders in respect of this Agreement or the Credit Agreement or by the Customers in respect of this Agreement or any Purchase Orders. The foregoing is not intended to waive or affect any amounts owing by the Customers to the Debtors for goods or services sold or provided by the Debtors.
                 J. This Agreement may be executed in counterparts, and facsimile copies of signatures shall be treated as originals for all purposes.
                 K. The Customers will cooperate with the Lenders in evaluating the merchantability of existing finished goods inventory.

         14. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE DOING SO WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY REPRESENTATIONS, WARRANTIES OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.
         15. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NATIONAL CITY BANK                          FIFTH THIRD BANK


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------


GKN AUTOMOTIVE, INC.                        SANWA BUSINESS CREDIT
CORPORATION


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------


DANA CORPORATION                            FORD MOTOR COMPANY


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------


AMERICAN AXLE & MANUFACTURING,              GENERAL MOTORS CORPORATION
INC.


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------


COLFOR, INC.                                COLMACH, INC.


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------

                         ACCESS AND SECURITY AGREEMENT
                         -----------------------------

         Colfor, Inc. ("COLFOR") and Colmach, Inc. ("COLMACH," or collectively with Colfor, the "DEBTORS") and GKN Automotive, Inc., Dana Corporation, Ford Motor Company, General Motors Corporation and American Axle & Manufacturing, Inc. (the "CUSTOMERS"), enter into this Access and Security Agreement (this "AGREEMENT") on February 16, 1996.

                                    RECITALS
                                    --------

         A. Pursuant to certain supply contracts or purchase orders between the Debtors and the respective Customers (the "PURCHASE ORDERS"), the Debtors supply component parts to the Customers (the "COMPONENT PARTS").

         B. The Debtors have requested certain financial accommodations from the Customers as provided in an Accommodation and Forbearance Agreement dated the date hereof (the "ACCOMMODATION AGREEMENT").

         C. In consideration for the accommodations set forth in the Accommodation Agreement and to induce the Customers to defer from immediately exercising their rights under the Purchase Orders, the Customers have requested that the Debtors provide to the Customers certain assurances and acknowledgments.

         D. The Debtors acknowledge that any delay in production of the Component Parts or default under the Purchase Orders may cause the Customers irreparable harm.

         E. The Customers are entering into this Agreement to afford the Customers the right to use certain of the Debtors' assets (the "OPERATING ASSETS" and the "REAL ESTATE" as defined below) if a "DEFAULT" (defined below) occurs.

         THEREFORE, in consideration of the above recitals (which are part of this Agreement) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Debtors and the Customers agree as follows:


                              TERMS AND CONDITIONS
                              --------------------

          1. DEFINED TERMS. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the indicated meanings, unless the context otherwise requires:

                 "ACCOUNTS" means any "account" or "chattel paper", as such terms are defined in Sections 9-106 and 9-105, respectively, of the Code, now or hereafter owned by the Debtors, and shall also mean and include (i) all accounts receivable, contract rights, book debts, notes, drafts, instruments, documents, acceptances, payments under leases and other forms of obligations, now owned or hereafter received or acquired by or belonging or owing to either of the Debtors (including under any trade names, styles or divisions thereof) whether arising out of goods sold or leased or services rendered by either of them or from any other transaction, whether or not the same involves the sale of goods or services by the Debtors (including, without limitation, any such payment obligation or right to payment which might be characterized as an account, contract right, general intangible or chattel paper under the Uniform Commercial Code in effect in any jurisdiction); and (ii) all monies due to or to become due to either Debtor under all contracts for the sale or lease of goods or the performance of services by either Debtor (whether or not yet earned by performance) now in existence or hereafter arising.

                 "CODE" means the Uniform Commercial Code as in effect in the State of Ohio as of the date of this Agreement.

                 "CONTRACT RIGHTS" means all rights of each Debtor (including, without limitation, all rights to payment) under each Contract (defined below).

                 "CONTRACTS" means, collectively, all licensing agreements and any and all other contracts, supply agreements or other agreements in or under which either Debtor may now or hereafter have any right, title or interest and which pertain to the lease, sale or other disposition by either Debtor of Equipment, Inventory, fixtures, real property or any interest in real property, or the right to use or acquire personal property, as any of the same may from time to time be amended, supplemented or otherwise modified.

                 "DEFAULT" shall mean any of the following events:

                 (a) An officer or director of either Debtor acknowledges in writing that such Debtor is unable or unwilling to timely satisfy any material portion of any Customer's delivery requirements of the Component Parts in accordance with the terms and conditions of the agreements between such Customer and such Debtor;

                 (b) A voluntary or involuntary petition under Chapter 7 of the Bankruptcy Code is filed against either Debtor and such petition, is not (i) dismissed within thirty
                          (30) days, or (ii) converted to a proceeding under Chapter 11 of the Bankruptcy Code within thirty (30) days.

                 (c) Either Debtor makes an assignment for the benefit of creditors or a similar transfer of or action involving any Operating Assets or Real Estate for purposes of liquidating a material portion of the Operating Assets or Real Estate owned by such

                          Debtor, or a non-bankruptcy trustee, custodian or receiver is appointed over all or substantially all of either Debtor's property.

                 (d) Subject to any performance excuses available under the respective Purchase Orders or applicable law, either Debtor fails or refuses for any reason to ship or produce any Components Parts, the consequence of which is that material interruption of production at any of the Customers' plants is imminent.

                 (e) The Lenders commence a foreclosure action of their liens, security interests and/or mortgages in or against a material portion of the Operating Assets of either Debtor.

                 "DOCUMENTS" means all "documents" as that term is defined in
         Section 9-105(f) of the Code.

                 "EQUIPMENT" means any "equipment", as such term is defined in
         Section 9-109(2) of the Code, now or hereafter owned by either Debtor, and shall also mean and include all machinery, equipment, vehicles, furnishings and fixtures (as such term is defined in Section 9-313(a) of the Code) now owned or hereafter acquired by either Debtor, including, without limitation, all items of machinery and equipment of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto.

                 "GENERAL INTANGIBLES" means all "general intangibles", as such term is defined in Section 9-106 of the Code, now or hereafter owned by either Debtor, including, without limitation, customer lists, rights in intellectual property, goodwill, trade names, service marks, trade secrets, patents, trademarks, copyrights, applications therefor, permits, licenses, now owned or hereafter acquired by either Debtor, but excluding items described in the definition of Accounts.

                 "INSTRUMENTS" means all "instruments", as such term is defined in Section 9-105(i) of the Code.

                 "INVENTORY" means any "inventory", as such term is defined in
         Section 9-109(4) of the Code, wherever located, now owned or hereafter acquired by either Debtor or in which either Debtor now has or hereafter may acquire any right, title or interest including, without limitation, all goods and other personal property now or hereafter owned by either Debtor which are leased or are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in either

         Debtor's business, or in the processing, packaging or shipping of the same, and all finished goods.

                 "LENDERS" means National City Bank, Fifth Third Bank and Sanwa Business Credit Corporation.

                 "OBLIGATIONS" means the Debtors' obligations under this Agreement including, without limitation, the obligation to provide the Customers (or their designee) the "Right of Access" defined below.

                 "OPERATING ASSETS" means all assets necessary or helpful for production of the Component Parts, wherever located, including Equipment, Contract Rights and General Intangibles (other than deposit accounts, insurance refunds, tax refunds, tax refund claims and related cash and cash equivalents), but specifically excluding Accounts, Inventory, Documents, Instruments, Chattel Paper (and cash or cash equivalent Proceeds of such excluded items and of General Intangibles) which are not required for production of the Component Parts.

                 "PROCEEDS" shall have the meaning provided it under the Code and, in any event, shall include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to either Debtor from time to time with respect to any of the Operating Assets, (ii) any and all payments (in any form whatsoever) made or due and payable to either Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Operating Assets by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Operating Assets.

                 "REAL ESTATE" means the ownership and/or leasehold interests and related rights and interests in the premises commonly known as 3255 Alliance Road, Malvern, Ohio 44644 and 461 David Dean Drive, Minerva, Ohio 44657, which are owned and/or leased by either Debtor. Each Debtor's rights in the Real Estate and any rights granted to the Customers hereunder are subject to the terms and conditions of any underlying real estate leases.

                 "REQUIREMENT OF LAW" means the charter and By-Laws or other organizational or governing documents of any entity, and any material law, treaty, rule or regulation or determination of arbitration or a court or other governmental authority, in each case applicable to or binding upon any applicable person or entity or any of its property or to which such entity or person or any of its property is subject.

          2. GRANT OF LIENS AND SECURITY INTERESTS. As collateral security for the Obligations, each Debtor hereby grants to the Customers a continuing security interest in its Operating Assets and such Debtor's interest in the Real Estate whether now owned or hereafter acquired by such Debtor, or in which such Debtor now has or at any time in the future may acquire any right, title or interest; PROVIDED, HOWEVER, the forgoing security interest shall be limited to the respective Debtor's interests in the Operating Assets and if such assets are subject to leases, the security interest shall only attach to the extent the respective Debtor has the right to assign or pledge its lessee's interest(s). Further, subject to the Customers' Right of Access (defined below), the security interest granted to the Customers shall be subordinate to the Lender's liens and security interests.

          3.     RIGHT OF ACCESS

                 a. GENERAL. Upon a Default, any Customer or its designee shall have a right to use and occupy the Operating Assets (necessary for production of the respective Customer's Component Parts) and the Real Estate (necessary for production of the respective Customer's Component Parts) to manufacture Component Parts for a period of up to 180 days from the date of the Default (the "RIGHT OF ACCESS" and the "ACCESS PERIOD"). Although the Customers' Right of Access shall accrue if a Default occurs, the Customers agree that they will give the Debtors and the Lenders as much advance notice as is practicable of (a) an actual Default, or (b) any condition or action they believe may or will lead to the occurrence of a Default. Any Customer (the "INITIAL ELECTING CUSTOMER") may invoke the Right of Access by delivering written notice to the Debtors and the Lenders indicating its intention to invoke the Right of Access. Such written notice shall simultaneously be delivered by the Initial Electing Customer to each of the other Customers by facsimile or by hand delivery. Each of the other Customers may elect to join such Initial Electing Customer in invoking the Right of Access by providing written notice of such election to the Initial Electing Customer, and to the Debtors and the Lenders. By electing to join the Initial Electing Customer in invoking the Right of Access, a Customer also becomes an Electing Customer (together with the Initial Electing Customer, the "ELECTING CUSTOMERS") and all of such Electing Customers agree to abide by and be bound by all of the terms and conditions of this Agreement including sharing the costs and expenses the Customers are obligated to pay herein in the event that they invoke the Right of Access; the Electing Customers agree to allocate productive capacity in a reasonable and equitable manner. Anything herein to the contrary notwithstanding, any Customer who does not elect to join the Initial Electing Customer in invoking the Right of Access shall have no Right of Access under this Agreement, nor shall such non-electing Customer have any duties or obligations hereunder, including the obligation to share in any costs and expenses during the Access Period. The Customers shall have no right to sell, transfer or dispose of the Operating Assets and Real Estate (a) as part of their use and occupancy of the Operating Assets and Real Estate, or (b) by virtue of the security interests granted hereunder.

                 b. THE CUSTOMERS'S OBLIGATIONS. If the Right of Access is invoked, the Electing Customers so invoking the Right of Access shall:

                 (i) jointly and severally indemnify and hold the Debtors, ABS Industries, Inc., ("ABS") and their respective officers and directors (which officers and directors exist as of the date hereof or as may exist on the date of the Default or during the Access Period), Lenders (and their officers, directors and agents), and the owners of the Real Estate harmless from any and all costs, damages, liabilities or injury caused by the Electing Customers' or their designee's use of the Operating Assets and the Real Estate during the Access Period, including, without limitation, any such costs, damages, liabilities or injury arising from or related to claims asserted by third party lessors for the Electing Customers use of any of the Operating Assets or Real Estate owned by such third parties; PROVIDED, HOWEVER, that the forgoing indemnity and hold harmless provision shall not include any claims asserted by ABS' shareholders or claims asserted by any third parties against any officers or directors of ABS or the Debtors for breach of fiduciary duties, if any;

                 (ii) insure and maintain the Operating Assets (being used by the Electing Customers) and the Real Estate (being used by the Electing Customers) in the same condition as existed on the date the Initial Electing Customer exercised the Right of Access, ordinary wear and tear excepted;

                 (iii) pay all actual costs and expenses incurred in connection with the manufacturing of Component Parts during the Access Period, including, without limitation, rent on the Real Estate, prorated property taxes and assessments attributable to the Operating Assets and Real Estate and any payments due on account of any of the Operating Assets or Real Estate which are leased from third parties; and

                 (iv) subject to the Electing Customers' or their designee's right to use and occupancy of the Operating Assets and the Real Estate during the Access Period, afford the Debtors' representatives (and representatives of Lenders, and other secured creditors or mortgagees of the Operating Assets and/or Real Estate) reasonable access to inspect the Operating Assets and the Real Estate, to prepare for a liquidation of the Operating Assets and the Real Estate at the end of the Access Period, and to liquidate and realize upon any assets other than the Operating Assets (the Electing Customers agrees to identify the Operating

                          Assets within thirty (30) days after exercising the Right of Access) and the Real Estate prior to expiration of Access Period;

                 (v) subject to the Electing Customers' or their designee's right to use and occupancy of the Operating Assets and the Real Estate during the Access Period for purposes of producing Component Parts, (A) the Electing Customer(s) shall afford other customers of the Debtors reasonable access to the Real Estate and any non-Operating Assets located on or about the Real Estate; and (B) subject to Debtors' other customers agreeing to (1) make payment to the Electing Customers or their designee on account of their allocable share of overhead and related expenses (including the use and occupancy charge and employee costs noted below) and all direct expenses related to such other customers' production,
                          (2) Debtors making the necessary tangible personal property available for use during the Access Period, and (3) such other customers entering into agreements acceptable to the Lenders, the Electing Customers agree for themselves and their designee, to not interfere with such other customers use of the Debtors' assets during the Access Period; provided, however, such other customers shall not interfere with the production of Component Parts;

                 (vi) pay, in arrears, a use and occupancy charge to Lenders for the Debtors' account, of $250,000 per month or any portion thereof commencing thirty (30) days after the Electing Customers invoke their Right of Access;

                 (vii)    comply with the following:

                          (A) If the Right of Access is invoked, Debtors shall continue to employ some or all of their employees (the "EMPLOYEES") as required by and for the benefit of the Electing Customers or their designee, and the Electing Customers or their designee shall pay on Debtors' behalf, all costs and expenses relating to Debtors' employment of the employees which are incurred during the Access Period. Without limiting the generality of the foregoing, the Electing Customers or their designee shall pay, on Debtors' behalf, all amounts incurred by Debtors to make their regular payroll obligations, including, without limitation, salaries, wages, payroll taxes, workers compensation, unemployment insurance, disability insurance, welfare, pension and other payment and contributions required to be made by Debtors with respect to the employees which are incurred during the Access Period, but in no event will the Customers be liable for any costs for unfunded pension liability relating to service prior to the time the Right of Access is invoked. Notwithstanding the foregoing, under no circumstances will the Customers be responsible for reimbursing the Debtors for costs and expenses related to the Debtors' employment of the employees to the extent the employees are performing services unrelated to the production of Component Parts. The payments made pursuant to this subparagraph (A) and pursuant to subparagraph 3(b)(iv) above shall not be setoff or recouped from any amounts owing by the Electing Customers to Debtors or Lenders.

                          (B) During the Access Period, the Debtors shall not increase compensation of benefits of the employees except as may be required by applicable law.

                          (C) The Debtors, jointly and severally, shall indemnify, defend and hold the Electing Customers, their designee and their respective employees and agents harmless from any and all costs, expenses (including reasonable attorneys fees), losses, damages, liabilities or injury arising from claims or liabilities (the "CLAIMS") arising or accruing prior to the date of exercise of the Right of Access which relate to the Operating Assets and/or the Real Estate, regardless of when such claims are asserted but only to the extent the Claims are not exacerbated or increased by the Electing Customers.

                 c. RIGHT TO TERMINATE. The Electing Customers shall jointly have the right to terminate their Right of Access upon 10 days written notice to the Debtors and Lenders. Upon expiration of the referenced notice period, the Access Period shall terminate and, except for the obligations referenced in subparagraph b(i) and payment of any amounts payable under subparagraphs (i) through (vii) above not paid as of the termination of the Access Period, the Customers shall have no further obligations or liabilities to the Debtors or Lenders on account of the Right of Access.

                 d. SPECIFIC PERFORMANCE. IN CONNECTION WITH ANY ACTION OR PROCEEDING TO ENFORCE THE RIGHT OF ACCESS, THE DEBTORS ACKNOWLEDGES THAT THE CUSTOMERS WILL NOT HAVE AN ADEQUATE REMEDY AT LAW, THAT THE OPERATING ASSETS AND REAL ESTATE ARE UNIQUE AND THE CUSTOMERS SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF THE DEBTORS' OBLIGATION TO AFFORD THE CUSTOMERS THEIR RIGHT OF ACCESS UNDER THIS AGREEMENT.

                 e. IRREPARABLE HARM; LIMITATION OF NOTICE. THE DEBTORS ACKNOWLEDGE THAT THE CUSTOMERS WILL SUFFER IRREPARABLE HARM IF

         THE CUSTOMERS INVOKE THEIR RIGHT OF ACCESS AND THE DEBTORS FAIL TO COOPERATE WITH THE CUSTOMERS IN ALLOWING THE CUSTOMERS TO EXERCISE THEIR RIGHT OF ACCESS UNDER THIS AGREEMENT. ACCORDINGLY, PROVIDED THAT THE DEBTORS RECEIVE AT LEAST TWENTY-FOUR (24) HOURS ACTUAL NOTICE OF ANY REQUEST FOR HEARINGS IN CONNECTION WITH PROCEEDINGS INSTITUTED BY THE CUSTOMERS, THE DEBTORS WAIVE, TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, THE RIGHT TO NOTICE IN EXCESS OF 48 HOURS IN CONNECTION WITH ANY JUDICIAL PROCEEDINGS INSTITUTED BY THE CUSTOMERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHT OF ACCESS.

          4. OBLIGATION TO PURCHASE INVENTORY. If the Right of Access is invoked, each Electing Customer shall purchase all usable and merchantable raw materials, work in process and finished goods inventory related to goods produced by the Debtors for such Customer (the "ELECTING CUSTOMER INVENTORY"). The Electing Customers may not use any Inventory of the Debtors which is not purchased pursuant to this paragraph. The price for the Electing Customer Inventory (free and clear of all liens and security interests) shall be:

                 a. for raw materials, 100% of the Debtors' actual invoice cost;

                 b. for work in process, 80% of the Debtors' cost of producing such work in process, with cost calculated as the value of raw materials incorporated into the subject parts plus actual manufacturing costs and a prorated burden allocation for general, administrative, operating, sales and overhead expenses, but with no allocation for profit margin, but in no event greater than the pro-rated current purchase order price for the Component based on a percentage of completion;

                 c. for finished goods, the price called for by the underlying Purchase Order.

Within forty-five (45) days of the date the Initial Electing Customer exercises the Right of Access, the Electing Customers shall make payment to Lenders (without setoff or recoupment on any basis), on the Debtors' behalf, for any Electing Customer Inventory purchased pursuant to this paragraph; provided however, the Electing Customers agree to cooperate with the Lenders in taking a physical inventory of the Electing Customer Inventory as soon as practicable after the beginning of the Access Period. The Debtors and the guarantors of Colfor's obligations to Lenders (by executing the attached acknowledgement), acknowledge that the foregoing prices to be paid for the Electing Customer Inventory by each Electing Customer constitute commercially reasonable prices, and that any sale by Lenders pursuant to the foregoing shall be deemed to be commercially reasonable in all respects, including method, time, place and terms.

          5. RIGHTS OF CUSTOMERS; LIMITATIONS ON CUSTOMERS' OBLIGATIONS. Unless the Customers exercise their Right of Access, in which case the Electing Customers shall have the obligations outlined in Section 3 above, the Customers shall not have any obligation or liability by reason of or arising out of this Agreement nor shall the Customers be required or obligated in any manner to perform or fulfill any of the obligations of the Debtors.

          6. REMEDIES. Upon a Default and the expiration of any applicable cure periods, the Customers shall have all rights and remedies provided in this Agreement, in any other agreements with the Debtors and all rights and remedies available to a secured creditor under applicable law. Further, in connection with the Customers' rights and remedies under this Agreement:

                 a. The Debtors waive any right they may have to require the Customers to foreclose their security interests and liens and/or reduce the Obligations to a monetary sum;

                 b. If the Right of Access is invoked, the Electing Customers shall be treated as a secured party in possession and the Customers' use and occupancy of the Operating Assets shall not be deemed to be acceptance of such assets in satisfaction of the Obligations; and

                 c. All of the Customers' rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement or under applicable law.

          7. INJUNCTIVE RELIEF. Given that the Customers' respective plant operations may be negatively impacted, and because the Customers do not have an adequate remedy at law and would be irreparably harmed by such events, the Debtors agree that the Customers shall be entitled to injunctive relief (both prohibitive and mandatory) in connection with any violations of any terms or conditions of this Agreement.

          8. REPRESENTATIONS AND WARRANTIES. The Debtors hereby represent and warrant to the Customers that:

                 a. TITLE; NO OTHER SECURITY INTERESTS. Except for the security interest granted hereunder to the Customers, liens and security interests granted to Lenders, and security interests of record and leases disclosed by the Debtors as of the date of this Agreement, the Debtors own the Operating Assets and leases of Real Estate free and clear of any and all security interests or claims of others.

                 b. ADDRESSES. Each Debtor's chief executive offices and business locations are set forth in paragraph 18 below. The states in which Operating Assets are located, and each Debtor's chief executive offices and principal place of business in each state, shall not be changed without prior written notice to the Customers, but the Operating Assets, wherever located, are covered by this Agreement. Each Debtor shall immediately advise the Customers in writing of any change in its name, trade name, address or form of organization.

                 c. TRADE NAMES. Any and all trade names under which either Debtor transacts any part of its business, and all former names of each Debtor, are those which have been previously disclosed to the Customers in writing.

          9. COVENANTS. The Debtors, jointly and severally, covenant and agree with the Customers that during the term of this Agreement;

                 a. FURTHER DOCUMENTATION. At any time and from time to time, upon the written request of the Customers, and at the sole expense of the Debtors, the Debtors will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Customers may reasonably request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests granted hereby. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 b. USE, SALES OR DISPOSITIONS OF OPERATING ASSETS; CERTAIN USES PROHIBITED. Except as provided in and permitted by, the Accommodation Agreement, which is incorporated herein by reference, or the Credit Agreement, the Debtors will not sell or otherwise dispose of any Operating Assets or the Real Estate except in the ordinary course of business. Subject to the Debtors not impairing the Customers' Right of Access and any rights of the Customers under the applicable Purchase Orders or the course of dealing between the Customers and the Debtors, the Debtors shall be free to operate their business and dispose of and/or replace Operating Assets as the Debtors deem appropriate. Further, the Debtors will not use any of the Operating Assets or Real Estate in any way which would materially adversely affect the Right of Access or the Customers' other rights and remedies under this Agreement.

                 c. LIMITATIONS ON MODIFICATIONS OF AGREEMENTS, ETC. Neither Debtor will other than in the ordinary course of business, (i) amend, modify, terminate or waive any provision of any Contract which might materially adversely affect the Right of Access, or (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract in any manner which could materially adversely affect the Right of Access or the Customers' other rights and remedies under this Agreement.

                 d. RIGHT OF INSPECTION; COOPERATION. In addition to any rights the Customers may have under the Purchase Orders or any other purchase order or supply contract, the Customers and their representatives shall, upon reasonable request and reasonable times, have the right to enter into and upon any premises where any of the Operating Assets and the Real Estate are located for the purpose of inspecting the same, observing its use or otherwise protecting the Customers' interests therein. The Customers will take reasonable steps to maintain the confidentiality of information obtained by the Customers, except as required by law.

         10. SECURED PARTY ACKNOWLEDGMENTS. Simultaneously with the execution of this Agreement, Debtors shall deliver the Lenders' consent to this Agreement in the form of SCHEDULE 10A. If subsequent to the execution of this Agreement, the Debtors intend to grant additional or further security interests, liens or mortgages in the Operating Assets or the Real Estate to any party other than Lenders, within five (5) business days prior of granting such liens, security interests or mortgages, the Debtors shall deliver to the Customers an acknowledgment from such secured creditors and/or mortgagees in a form substantially similar to SCHEDULE 10B.

         11. LANDLORD CONSENTS. The Debtors warrant that they will use their best efforts to secure (within 15 days of the date of this Agreement) the agreements of its landlords, if any, to the terms and conditions of this Agreement in the form attached as SCHEDULE 11.

         12. TERM. The rights granted the Customers under this Agreement shall continue until (a) April 21, 1996, or (b) if the Right of Access is invoked on or before April 21, 1996, then until the earlier of October 15, 1996 or the termination of the Access Period as provided in this Agreement. Further, the Customers agree to terminate and cancel this Agreement upon a sale of the stock or assets of the Debtors to a purchaser reasonably satisfactory to the Customers representing at least 66% of the Debtors' then existing aggregate sales volume for all Customers.

         13. CONFIDENTIAL INFORMATION AND DATA. To the extent the Operating Assets include, or the Customers' (or their designee) otherwise come into possession of or become aware of, either Debtor's trade secrets or proprietary information during the Customers' exercise of their Right of Access, the Customers (and their designee) shall (a) keep such information, data and trade secrets confidential, and (b) only use such information, data and trade secrets during the Access Period in connection with producing Component Parts. The provisions of this paragraph shall survive termination of this Agreement.

         14. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. SECTION HEADINGS, ETC. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         16. NO WAIVER; CUMULATIVE REMEDIES. The Customers shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy under this Agreement or in any breach of the terms and conditions of this Agreement. A waiver by the Customers of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Customers would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Customers any right, power or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by any other agreements or applicable law.

         17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by all parties, and consented to by the Lenders. This Agreement and all obligations of the Debtors hereunder shall be binding upon the successors and assigns of the Debtors, and shall, together with the rights and remedies of the Customers hereunder, inure to the benefit of the Customers and their respective successors and assigns. The Debtors may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Customers. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Michigan, without regard to principles regarding conflict of laws (except and then only to the extent the laws of another jurisdiction govern the perfection of the Customers' security interest hereunder).

         18. NOTICES. All notices, requests and other communications that are required or may be given under this Agreement shall be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or three (3) days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section) and shall be provided simultaneously to all parties to this Agreement and to the Lenders.

         If to the Debtors:              Mr. Fred Caruso
                                         Colfor, Inc.,
                                         State Route #183
                                         Malvern, Ohio 44644

         with a copy to:                 Hugh M. Stanley, Jr., Esq.
                                         Arter & Hadden
                                         1100 Huntington Building
                                         925 Euclid Avenue
                                         Cleveland, Ohio 44115

         If to the Customers:            c/o General Motors Corporation
                                         3031 West Grand Boulevard, 8th Floor
                                         Detroit, Michigan  48202
                                         Attention:  Christopher F. Dubay, Esq.

         with a copy to:                 Donald F. Baty, Esq.
                                         Honigman Miller Schwartz and Cohn
                                         2290 First National Building
                                         Detroit, Michigan   48226

         If to the Lenders:              c/o National City Bank, as Agent
                                         1900 East Ninth Street
                                         Cleveland, Ohio 44114-3484
                                         Attn:  Gregory A. Godec
                                                    Jennifer B. DuChene, Esq.

         with a copy to:                David G. Heiman, Esq.
                                        Jones, Day, Reavis & Pogue
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio  44114

         19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         20. THIRD PARTY BENEFICIARIES. Except for the Lenders, there are no intended third party beneficiaries of this Agreement other than as expressly provided herein.

         21. ENTIRE AGREEMENT; CONFLICTS. This Agreement together with any other agreements and schedules executed in connection with this Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof. This Agreement may not be modified, altered or amended except by an agreement in writing signed by the Customers and The Debtors. To the extent any terms or conditions of this Agreement (other than the Accommodation and Forbearance Agreement of even date) are inconsistent or conflict with the terms of any other agreements between the parties, the terms of this Agreement shall govern and control.

COLMACH, INC.                               COLFOR, INC.


By:                                         By:
    ------------------------------             ------------------------------

         Its:                                        Its:
              --------------------                        -------------------

STATE OF                          )
                                  ) SS
COUNTY OF ______________________  )

         The foregoing instrument was acknowledged before me this ______ day of _______, 1996 by _______________________________________, the
_______________________ of Colmach, Inc., and Colfor, Inc., on behalf of the corporations.

                                  _______________________________________
                                  _______________________ , Notary Public
                                  _________________ County, Michigan
                                  My commission expires:_________________


[Signatures continue on next page]

[Signatures continue from previous page]

GENERAL MOTORS CORPORATION
a Delaware corporation


By:_________________________________

         Its:_______________________

STATE OF MICHIGAN         )
                          ) SS
COUNTY OF ______________  )

         The foregoing instrument was acknowledged before me this _____day of ____________, 1996, by ______________________________, the
_____________________ of General Motors Corporation, a Delaware corporation, on behalf of the corporation.

                                _________________________________________
                                _________________________ , Notary Public
                                _________________County, Michigan
                                My commission expires:___________________

GKN AUTOMOTIVE, INC.



By:________________________________

         Its:______________________

STATE OF                          )
                                  ) SS
COUNTY OF ______________________  )

         The foregoing instrument was acknowledged before me this _____day of ____________, 1996, by ______________________________, the
_____________________ of  GKN  Automotive, Inc., on behalf of the corporation.

                                _______________________________________
                                ________________________, Notary Public
                                _________________County, Michigan
                                My commission expires:_________________
[Signatures continue on next page]

[Signatures continue from previous page]
DANA CORPORATION


By:________________________________

         Its:______________________

STATE OF                          )
                                  ) SS
COUNTY OF ______________________  )

         The foregoing instrument was acknowledged before me this _____day of ____________, 1996, by ___________________________, the __________________of
Dana Corporation   on behalf  of the corporation.

                                ________________________________________
                                _________________________, Notary Public
                                _________________County, Michigan
                                My commission expires:__________________


FORD MOTOR COMPANY


By:________________________________

         Its:______________________

STATE OF                          )
                                  ) SS
COUNTY OF ______________________  )

         The foregoing instrument was acknowledged before me this _____day of ____________, 1996, by ______________________________, the
_____________________ of Ford Motor Company, on behalf of the corporation.

                               _________________________________________________
                               __________________________________, Notary Public
                               _________________County, Michigan
                               My commission expires:________________

[Signatures continue on next page]

[Signatures continue from previous page]
AMERICAN AXLE &
MANUFACTURING, INC.


By:_________________________________

         Its:_______________________

STATE OF                          )
                                  ) SS
COUNTY OF ____________________    )

         The foregoing instrument was acknowledged before me this _____day of ____________, 1996, by ______________________________, the
_____________________ of American Axle & Manufacturing, Inc., on behalf of the corporation.

                               _________________________________________________
                               __________________________________, Notary Public
                               _________________County, Michigan
                               My commission expires:_______________________----


                                    CONSENT
                                    -------

         While not a party to the forgoing Agreement, the undersigned is the shareholder of the Debtors and in such capacity, consents to and agrees to be bound by the terms and conditions of the forgoing Access and Security Agreement.

ABS INDUSTRIES, INC.



By: _______________________________________

         Title: ___________________________

SCHEDULES

10A - Lender's Consent
10B - Secured Party's Consent
11 - Landlord Consent

                                  SCHEDULE 10A


                           ACKNOWLEDGMENT AND CONSENT
                           --------------------------

         While not parties to the Access and Security Agreement between the Customers and the Debtors dated February 16, 1996 (the "Access Agreement"), the undersigned (the "Lenders") are parties to various loan and/or security agreements with the Debtors. In such capacity, the Lenders acknowledge, consent to, and agree that their security interests in the Debtors' assets shall be subject to, all terms and conditions of the Access Agreement.
Further, the Lenders agree to release all liens and security interests they may have in the Debtors' "Electing Customers Inventory" (defined in paragraph 4 of the Access Agreement) in exchange for the payment provided in paragraph 4 of the Access Agreement. The fact that the Lenders are executing this Acknowledgement and Consent shall not in any way make the Lenders guarantors or sureties for the Debtors' performance under the Access Agreement.

                                               SANWA BUSINESS CREDIT CORPORATION


                                               By:______________________________

                                                        Name:___________________

                                                        Title:__________________

                                                              Date:_____________



                                               NATIONAL CITY BANK



                                               By:______________________________


                                                        Name:___________________

                                                        Title:__________________

                                                              Date:_____________

[Signatures continue on next page]

[Signatures continue from previous page]

                                               FIFTH THIRD BANK


                                               By:______________________________

                                                        Name:___________________

                                                        Title:__________________

                                                              Date:_____________

                                  SCHEDULE 11


                          ACKNOWLEDGEMENT AND CONSENT

         The undersigned ("Owner") is a party to a lease with Colfor, Inc. and Colmach, Inc. ("Debtors"), a copy of which is attached (the "Lease"). Owner has reviewed the Access and Security Agreement between Debtors and certain customers ("the Customers") dated January ___, 1996 (the "Access Agreement"). Subject to the Customers paying the monthly rent and other charges called for by the Lease which accrue during the "Access Period" (as defined in the Access Agreement) and otherwise satisfying its obligations under the Access Agreement, Owner consents to and agrees to be bound by applicable provisions of the Access Agreement. The fact that Owner is executing this Acknowledgement and Consent shall not in any way make Owner a guarantor or surety for the Debtors' performance under the Access Agreement.



                                               _________________________________


                                              By:_______________________________

                                                        Name:___________________

                                                        Title:__________________

                                                              Date:_____________

                                                    WRITER'S DIRECT DIAL Number:
                                                             (216) 696-3431


                               February 23, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     ABS Industries, Inc.
                 Current Report on Form 8-K
                 --------------------------

Ladies and Gentlemen:

                 On behalf of our client, ABS Industries, Inc., we transmit herewith for filing in electronic format pursuant to the Securities Exchange Act of 1934, as amended, a Current Report on Form 8-K, including all exhibits thereto.

                 Please contact the undersigned at (216) 696-3431 or Robert T. Wilson of this office at (216) 696-2032 if you have any questions concerning the attached materials.


                                        Very truly yours,

                                        /s/ Glenn E. Morrical



                                        Glenn E. Morrical


cc:      William J. McCarthy
         Nasdaq National Market